Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of SANUWAVE Health, Inc. and Subsidiaries:
We consent to the incorporation by reference in this Registration Statement of SANUWAVE Health, Inc. and Subsidiaries on Form S-8 of our report dated March 8, 2010, except as to Note 20, as to which the date is March 26, 2010, relating to the consolidated financial statements of SANUWAVE Health, Inc. and Subsidiaries for the years ended December 31, 2009 and 2008.

/s/ HLB Gross Collins, P.C.
HLB Gross Collins, P.C
Atlanta, Georgia
November 3, 2010